Exhibit 21.1

Entity Name	Jurisdiction of Incorporation of Organization
United States
Applied Silicone Company LLC	California
Medisil Company LLC	California
Morehouse Cowles LLC	California
SiTech Nusil, LLC	California
Therapak, LLC	California
Avantor Funding, Inc.	Delaware
Avantor Intermediate Holdings LLC	Delaware
Avantor Performance Materials International, LLC	Delaware
Avantor Topco Sub, LLC	Delaware
Jencons (Scientific) LLC	Delaware
Nusil Acquisition Corp.	Delaware
Nusil Investments LLC	Delaware
Nusil Technology LLC	Delaware
PAW BioScience Products, LLC	Delaware
Reliable Biopharmaceutical, LLC	Delaware
Trelyst LLC	Delaware
Vail Holdco Sub LLC	Delaware
VWR Corporation	Delaware
VWR Funding, Inc.	Delaware
VWR Global Holdings, Inc.	Delaware
VWR International, LLC	Delaware
VWR International Holdings, Inc.	Delaware
VWR Lux Holdco LLC	Delaware
VWR Management Services, LLC	Delaware
VWR Receivables Funding, LLC	Delaware
MESM, LLC	Florida
Integra Companies, LLC	Massachusetts
Avantor Performance Materials, LLC	New Jersey
VWR Chemicals, LLC	New York
Puritan Products, Inc.	Pennsylvania
BioExpress, LLC	Utah
EPL Pathology Archives, LLC	Virginia
STI Components, LLC	Virginia
Other Jurisdictions
Klen International (74) Pty Ltd.	Australia
VWR International Holdings Pty Ltd	Australia
VWR International GmBH Austria	Austria
VWR International SRL	Barbados
VWR International BVBA	Belgium
VWR International Europe BVBA	Belgium
Anachemia Canada Co.	Canada
Avantor Services Canada Co.	Canada

Seastar Chemicals ULC	Canada
VWR International Co.	Canada
Avantor Performance Materials Cayman Ltd.	Cayman Islands
Vail International Holdings Ltd	Cayman Islands
Comercial y Servicios Anachemia Science Limitada	Chile
Avantor Performance Materials Trading (Shanghai) Co. Ltd.	China
VWR (Shanghai) Co. Ltd.	China
VWR International China Co., Ltd.	China
VWR International Limitada	Costa Rica
VWR International Europe Services s.r.o.	Czech Republic
VWR International s.r.o.	Czech Republic
VWR International A/S	Denmark
VWR International Oy	Finland
EPL Archives, SAS	France
Nusil Technology Europe S.a.r.l.	France
VWR International S.A.S.	France
Avantor Performance Materials B.V.	Germany
Clemens GmbH	Germany
Varietal Management Services GmbH	Germany
VWR International Mgmt Services GmbH & Co. KG	Germany
VWR International GmBH	Germany
VWR International Immobilien GmbH	Germany
VWR International Lab Services GmbH	Germany
VWR International Verwaltung-GmbH	Germany
VWR International KFT.	Hungary
Avantor Performance Materials India Limited	India
VWR Lab Products Private Ltd.	India
Halmahera Ltd.	Ireland
Puritan Products Limited	Ireland
VWR International Ltd. Ireland	Ireland
Basan Italy S.r.l.	Italy
VWR International S.r.l.	Italy
Jencons (Scientific) Ltd.	Kenya
Avantor Performance Materials Korea Limited	Korea
Avantor Performance Materials Electronics	Luxembourg
Avantor Performance Materials Holdings S.a.r.l.	Luxembourg
VWR International North America S.a.r.l.	Luxembourg
VWR International Europe S.a.r.l.	Luxembourg
VWR International South America S.a.r.l.	Luxembourg
Avantor Performance Materials Sdn. Bhd.	Malaysia
Basan Cleanroom Malaysia Sdn. Bhd.	Malaysia
Avantor Performance Materials Mauritius II Limited	Mauritius
VWR Europe Services, Ltd	Mauritius
VWR International Services, Ltd	Mauritius
VWR NA Services, Ltd	Mauritius

Avantor Performance Materials S.A. de C.V.	Mexico
Sevicos Cientificos Especializados, S. de R.L. de C.V.	Mexico
VWR International, S. de R.L de C.V.	Mexico
Avantor Holdings B.V.	Netherlands
JM Separations B.V.	Netherlands
VWR International B.V.	Netherlands
VWR International Investors Europe B.V.	Netherlands
VWR International (N. Ireland) Ltd.	Northern Ireland
VWR International AS	Norway
Avantor Performance Materials Poland S.A.	Poland
Linares Investments Sp z.o.o.	Poland
VWR International SP Zoo	Poland
VWR International Material de Laboratio, Lda	Portugal
VWR Advanced Instruments, LLC	Puerto Rico
VWR International Europe Services SRL	Romania
Avantor Performance Materials Singapore Pte. Ltd.	Singapore
Nusil Technology Asia Pte. Ltd.	Singapore
VWR International Holdings CH Pte. Ltd.	Singapore
VWR International Holdings Pte. Ltd.	Singapore
VWR Singapore Pte. Ltd.	Singapore
VWR International s.r.o.	Slovakia
VWR International Eurolab, S.L.	Spain
KEBO Lab AB	Sweden
VWR International AB	Sweden
VWR International GmBH Switzerland	Switzerland
Avantor Performance Materials Taiwan Co Ltd.	Taiwan
VWR International FZ-LLC	United Arab Emirates
Advanced Chromatography Technologies Ltd	United Kingdom
Hichrom Limited	United Kingdom
Jencons (Scientific) Ltd.	United Kingdom
Medical Equipment Supplies & Management Holdings Ltd	United Kingdom
Medical Equipment Supplies & Management Ltd.	United Kingdom
Mserv Global Ltd	United Kingdom
Therapak Pharma Services Ltd.	United Kingdom
VWR Holdco Ltd.	United Kingdom
VWR International Ltd.	United Kingdom
VWR Jencons USA, Ltd.	United Kingdom
VWR Lab Services Ltd.	United Kingdom